Exhibit 99.1

NEWS RELEASE

Merger of Great Plains Energy and Westar Energy Approved, Paving Way for Benefits

to Customers, Communities and Shareholders

Newly formed Evergy initially will serve customers under familiar Westar, KCP&L brands

KANSAS CITY, Mo. and TOPEKA, Kan. – (May 24, 2018) – Today, Great Plains Energy Incorporated (NYSE: GXP), which serves customers as KCP&L, and Westar Energy, Inc. (NYSE: WR) received final regulatory approval from the Kansas Corporation Commission (KCC) and Missouri Public Service Commission (MPSC) to combine. The stock-for-stock merger of equals creates a holding company of approximately $15 billion equity value, which will be named Evergy, Inc. (NYSE: EVRG). Its principal business will be conducted by the operating companies known today as Westar and KCP&L.

“As neighbors, KCP&L and Westar have served customers in Kansas and Missouri for more than 100 years. This merger allows us to be even more efficient as we continue providing excellent customer service while maintaining competitive prices,” said Terry Bassham, chairman and chief executive officer of Great Plains Energy, who will be president and CEO of Evergy. “We appreciate that regulators and shareholders recognize the value in combining the companies.”

The companies anticipate a closing date in early June, concluding a two-year effort to combine the two companies.

The utilities have guaranteed more than $100 million in customer bill credits with $29 million upfront for Missouri customers and $75 million for Kansas customers over the first five years after the merger closes. In addition, once currently pending rate reviews are resolved, the companies have agreed to fix their base rates for up to five years in Kansas as a result of the merger.

“Customers will benefit from bringing together two innovative teams of employees who are active in the communities we serve and take pride in providing excellent customer service. The increased scale and efficiency will deliver savings not possible without the merger,” Bassham said.

Introducing Evergy

The companies selected Evergy, Inc. (Evergy) as the name to represent their combined identity. Evergy is a blend of “ever” and “energy,” capturing the history of its predecessors as reliable, enduring sources of energy for the communities they serve and its vision to continue far into the future.

For the immediate future, the company will continue to serve its customers under the familiar Westar and KCP&L brand names. Contact information, billing and account information, program enrollment and outage reporting will remain the same for customers of KCP&L and Westar.

Financial strength

Evergy is expected to maintain a strong balance sheet and solid investment grade credit profile. In addition to customer benefits, merger efficiencies are expected to provide attractive total shareholder returns through earnings and dividend growth. The company expects to rebalance its capital structure by repurchasing about 60 million shares of its common stock over a two-year period. More information on the company’s plan to rebalance its capital structure will be provided on Evergy’s August earnings webcast.

Serving customers

The combined company will serve approximately 1.6 million customers, with a little under 1,000,000 in Kansas and 600,000 in Missouri. In addition, the combined company will own, operate and maintain more than 51,000 miles of distribution lines and 13,000 megawatts of generation.

With corporate headquarters in Kansas City, Mo., and operational headquarters in both Kansas City, Mo., and Topeka, Kan., Evergy will be the parent of Westar Energy and of KCP&L and KCP&L Greater Missouri Operations Company, which were previously part of Great Plains Energy.

Together, the company will employ about 5,000 employees across Kansas and Missouri. Company executives will be located in Topeka, Wichita, and Kansas City, and will continue to be engaged in these communities and throughout the combined service territory.

Affordable, clean energy

With its focus on renewables, Evergy will meet nearly half of the energy needs for the homes and businesses it serves with energy from zero-emission sources. Nearly one-third will come from renewable energy, making Evergy one of the largest wind energy providers in the nation. In addition, the company is developing more ways to support customers and communities with energy efficiency and additional renewable energy programs.

Continued community commitment

KCP&L and Westar have long-standing traditions of supporting the communities they serve. Evergy has committed to maintain that support. Employees currently serve on more than 300 community, charitable and volunteer boards. In addition, the companies and their employees donate more than 35,000 hours and millions of dollars to community and charitable organizations annually.

To learn more about the transaction, visit www.kcpl.com/westar or, after close, www.evergyinc.com.

About Great Plains Energy

Headquartered in Kansas City, Mo., Great Plains Energy Incorporated (NYSE: GXP) is the holding company of Kansas City Power & Light Company and KCP&L Greater Missouri Operations Company, two of the leading regulated providers of electricity in the Midwest. Kansas City Power & Light Company and KCP&L Greater Missouri Operations Company use KCP&L as a brand name. More information about the companies is available on the internet at www.greatplainsenergy.com or www.kcpl.com.

About Westar Energy

Westar Energy, Inc. (NYSE: WR) is Kansas’ largest electric utility. For more than a century, we have provided Kansans the safe, reliable electricity needed to power their businesses and homes. Every day our team of professionals takes on projects to generate and deliver electricity, protect the environment and provide excellent service to our nearly 700,000 customers. Westar has 7,200 MW of electric generation capacity fueled by coal, uranium, natural gas, wind, sun and landfill gas. We are also a leader in electric transmission in Kansas. Our innovative customer service programs include mobile-enabled customer care, expanding use of smart meters and paving the way for electric vehicle adoption. Our employees live, volunteer and work in the communities we serve. For more information about Westar Energy, visit us on the Internet at http://www.WestarEnergy.com.

Forward-Looking Statements:

Statements made in this press release that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, statements relating to the anticipated merger transaction of Westar Energy, Inc. (Westar Energy) and Great Plains Energy Incorporated (Great Plains Energy), including those that relate to the expected financial and operational benefits of the merger to the companies and their shareholders (including cost savings, operational efficiencies and the impact of the anticipated merger on earnings per share), the expected timing of closing, the outcome of regulatory proceedings, cost estimates of capital projects, dividend growth, share repurchases, balance sheet and credit ratings, rebates to customers, employee issues and other matters affecting future operations. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Evergy, Inc. (Evergy), Westar Energy and Great Plains Energy are providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information. These important factors include: future economic conditions in regional, national and international markets and their effects on sales, prices and costs; prices and availability of electricity in regional and national wholesale markets; market perception of the energy industry, Evergy, Great Plains Energy, KCP&L, and Westar Energy; changes in business strategy, operations or development plans; the outcome of contract negotiations for goods and services; effects of current or proposed state and federal legislative and regulatory actions or developments, including, but not limited to, deregulation, re-regulation and restructuring of the electric utility industry; decisions of regulators regarding rates that the companies can charge for electricity; adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air and water quality; financial market conditions and performance including, but not limited to, changes in interest rates and credit spreads and in availability and cost of capital and the effects on derivatives and hedges, nuclear decommissioning trust and pension plan assets and costs; impairments of long-lived assets or goodwill; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts, including, but not limited to, cyber terrorism; ability to carry out marketing and sales plans; weather conditions including, but not limited to, weather-related damage and their effects on sales, prices and costs; cost, availability, quality and deliverability of fuel; the inherent uncertainties in estimating the effects of weather, economic conditions and other factors on customer consumption and financial results; ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages; delays in the anticipated in-service dates and cost increases of generation, transmission, distribution or other projects; the inherent risks associated with the ownership and operation of a nuclear facility including, but not limited to, environmental, health, safety, regulatory and financial risks; workforce risks, including, but not limited to, increased costs of retirement, health care and other benefits; the imposition of adverse conditions or costs in connection with obtaining regulatory approvals necessary to complete the anticipated merger; the risk that a condition to the closing of the anticipated merger may not be satisfied or that the anticipated merger may fail to close; the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted relating to the anticipated merger; the costs incurred to consummate the anticipated merger; the possibility that the expected value creation from the anticipated merger will not be realized, or will not be realized within the expected time period; difficulties related to the integration of the two companies; the credit ratings of the combined company following the anticipated merger; disruption from the anticipated merger making it more difficult to maintain relationships with customers, employees, regulators or suppliers; the anticipated diversion of management time and attention on the anticipated merger; and other risks and uncertainties.

This list of factors is not all-inclusive because it is not possible to predict all factors. Additional risks and uncertainties are discussed in the joint proxy statement/prospectus and other materials that Great Plains Energy, Westar Energy and Evergy file with the Securities and Exchange Commission (SEC) in connection with the anticipated merger. Other risk factors are detailed from time to time in quarterly reports on Form 10-Q and annual reports on Form 10-K filed by Great Plains Energy and Westar Energy with the SEC. Each forward-looking statement speaks only as of the date of the particular statement. Evergy, Westar Energy and Great Plains Energy undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Great Plains Energy

Investors

Calvin Girard

Senior Manager, Investor Relations

Phone: 816-654-1777

calvin.girard@kcpl.com

Media

Courtney Hughley

Senior Manager, Corporate Communications

Phone: 816-590-8973

Courtney.Hughley@kcpl.com

or

Great Plains Energy media line:
(816) 392-9455

Westar Energy

Investors

Cody VandeVelde

Director, Investor Relations

Phone: 785-575-8227

Cody.VandeVelde@westarenergy.com

Media

Gina Penzig

Media Relations Manager

Phone: 785-575-8089

Gina.Penzig@westarenergy.com

Media line: 888-613-0003

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